Exhibit 23.1

             [Letterhead of Rosenberg Rich Baker Berman & Company]


Millenium Biotechnologies Group, Inc.
Basking Ridge, New Jersey

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-2 of our report dated April 14, 2004 relating to the consolidated financial statements of Millenium Biotechnologies Group, Inc. and Subsidiary which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                       /s/ Rosenberg Rich Baker Berman & Company

Bridgewater, New Jersey
August 12, 2004